UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a -12

OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for the

Old National Bancorp Annual Meeting of Shareholders to be Held on April 30, 2020

Control Number
Annual Meeting of Shareholders Notice & Admission Ticket

You are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting of Shareholders are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2019 Annual Report on Form 10-K, Notice of Annual Meeting and Proxy Statement, Letter to Shareholders, and directions to the Annual Meeting of Shareholders are available at the following website:

www.cstproxy.com/oldnational.com/2020

Easy Online Access - A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.cstproxy.com/oldnational/2020
Step 2: “Click here to vote your proxy” or “Click here to request a printed version of these documents”
Step 3: Follow the instructions on the screen.

Note: The Internet voting facilities will close at 10:59 pm (Central Daylight Time) on April 29, 2020

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 16, 2020 to facilitate timely delivery.

Annual Meeting Notice and Admission Ticket

Old National Bancorp’s Annual Meeting of Shareholders will be held at the Old National Bank Headquarters, Schlottman Auditorium - 4th Floor, One Main Street, Evansville, Indiana, 47708, on Thursday, April 30, 2020, at 9:00 a.m. Central Daylight Time.

Upon arrival, please present this admission ticket at the registration desk. This ticket is valid to admit the shareholder(s) to the 2020 Annual Meeting of Shareholders.

The matters to be voted on at the meeting are as follows:

1	Election of the Company’s Board of Directors consisting of thirteen Directors to serve for one year and until the election and qualification of their successors.

2

Approval of the Amendment to Article IV of the Articles of Incorporation to increase the number of authorized shares of Capital Stock of the Company from 302,000,000 to 330,000,000 and preferred stock from 2,000,000 to 30,000,000.

3	Approval of the Amendment to Article VIII of the Articles of Incorporation to Allow Shareholders to Amend the By-Laws of the Company.

4	Approval of a non-binding advisory proposal on Executive Compensation.

5	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

The Board of Directors recommends that you vote “FOR” items 1, 2, 3, 4 and 5.

Please note: THIS IS NOT A PROXY! To vote your shares you must vote online or request a set of proxy materials to receive a proxy card. If you wish to attend the meeting and vote in person, please bring this notice with you.

The Internet voting facilities will close at 10:59 p.m. (Central Daylight Time) on APRIL 29, 2020.

Directions to the Old National Bank Headquarters, One Main Street, Evansville, Indiana 47708

From the North: Take US 41 South to Evansville; Exit onto the Lloyd Expressway-West. Take the Fulton Avenue Exit. Turn left onto Fulton Avenue (Riverside Drive). From Riverside Drive, turn left onto Main Street. Turn right onto 2nd Street and right onto Locust Street. The Old National Bank parking garage is on the right.

From the South: Take US 41 North into Evansville. Exit onto Veterans Memorial Parkway, continue onto Riverside Drive. Turn right onto Locust Street. The Old National Bank parking garage is on the left.

To order a paper copy of the proxy materials:

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

➢	Telephone - Call us free of charge at 1-917-262-2373.
➢	Internet - Access the website www.cstproxy.com/oldnational/2020.
➢	Email - Send an email to proxy@continentalstock.com with “Proxy Materials Order” in the subject line. Please include your full name and address and the 12 digit Control Number on the other side.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 16, 2020.